Exhibit 10.12

AMENDMENT NO. 3

TO THE TOMMY HILFIGER U.S.A., INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Amended and Restated as of January 1, 2003)

WHEREAS, Tommy Hilfiger U.S.A., Inc. (the “Company”) maintains the Tommy Hilfiger U.S.A., Inc. Supplemental Executive Retirement Plan (the “Plan”); and

WHEREAS, the Plan is subject to the nonqualified deferred compensation plan requirements of the American Jobs Creation Act of 2004 (the “AJCA”); and

WHEREAS, by resolution dated October 31, 2005, in order to comply with the requirements of the AJCA, the Company froze the Plan, all future accruals of benefits ceased, and all future salary increases for purposes of the benefit formula disregarded, effective December 31, 2004; and

WHEREAS, all Participants in the Plan were earned and vested in their benefits effective as of December 31, 2004, with the exception of the Chief Executive Officer whose benefit is subject to the AJCA; and

WHEREAS, pursuant to Sections 6.1 and 6.3 of the Plan, the Company may wholly or partially amend or otherwise modify the Plan at any time; provided no such amendment shall impair any rights to a Participant’s vested Accrued Benefit; and

WHEREAS, the Company authorized and ratified the following amendments to the Plan to effectuate the foregoing.

NOW THEREFORE, it is hereby:

1.	The first paragraph of the Foreword of the Plan is hereby amended to add the following new sentence at the end thereof:

“The Plan was frozen, all future accruals of benefits ceased, and all future salary increases for purposes of the benefit formula disregarded, effective as of December 31, 2004.”

2.	Section 1.2 of the Plan is hereby amended to add the following new sentence at the end thereof:

“Base Salary shall not include a Participant’s annual rate of base pay earned after December 31, 2004.”

3.	Section 1.7 of the Plan is hereby amended to add the following new sentence at the end thereof:

“Notwithstanding the foregoing, effective December 31, 2004, the average of a Participant’s Base Salary shall be determined for the last three full years of employment (or actual years of employment if less) as if the Participant terminated employment on December 31, 2004.”

4.	The first sentence of Section 1.12 of the Plan is hereby deleted and the following is added in lieu thereof:

“Years of Service” shall mean a Participant’s full calendar years of service with the Company after March 27, 1989 through no later than December 31, 2004.”

5.	Section 2.1 of the Plan is hereby amended to add the following new sentence at the end thereof:

“Effective as of December 31, 2004, no new persons shall become Participants in the Plan.”

6.	Section 3.1 of the Plan is hereby amended to add the following new sentence at the end thereof:

“Notwithstanding the foregoing, the Plan was frozen, and all future benefit accruals ceased and all future salary increases disregarded in determining a Participant’s Accrued Benefit under this Section 3.1, effective as of December 31, 2004.”

IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed this 31st day of October, 2005.

TOMMY HILFIGER U.S.A., INC.

/S/ JOEL J. HOROWITZ
By: Joel J. Horowitz

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